Exhibit 99.2

Commonwealth of Massachusetts

Department of Telecommunications and Energy

)
Fitchburg Gas and Electric Light Company	)	D.T.E 06-
)

SETTLEMENT AGREEMENT

WHEREAS, this Settlement Agreement is entered into by Fitchburg Gas and Electric Light Company d/b/a Unitil (“Unitil” or “Company”) and the Attorney General of Massachusetts (the “Attorney General”) (collectively, the “Settling Parties”) with regard to the distribution base rate case that the Company proposes to file for its Gas Division pursuant to G. L. c. 194, §94;

WHEREAS, the Settling Parties have engaged in informal discovery and negotiations with regard to the matters specified in the articles of this Settlement Agreement;

WHEREAS, the Settling Parties have raised competing and disputed claims with regard to the various issues contained in the proposed base rate case and other related matters for Unitil’s Gas Division, including, but not limited to, (1) the level of the proposed revenue deficiency; (2) the treatment of gas transportation revenues under a special contract with a large customer; (3) quality of service issues; and (4) gas supply procurement practices, but wish to resolve those matters on mutually agreeable terms, and without establishing any new precedent or principle applicable to any other proceedings;

Settlement Agreement

November 29, 2006

WHEREAS, the Settling Parties intend that customers receive the full value of the settled issues, and not some substitute regulatory treatment of lesser value either now or in the future, and agree that no terms of this Settlement Agreement or supporting schedules and calculations will be used or interpreted to diminish, in any way, the intended customer benefit related to this Settlement Agreement; and,

WHEREAS, this Settlement Agreement is offered with the intent of resolving the distribution base rate case that the Company has proposed to file for its Gas Division at a substantially reduced amount, and also avoid an unnecessary, time consuming and costly proceeding.

NOW THEREFORE, in consideration of the exchange of promises and covenants contained in this Agreement, the legal sufficiency of which the Settling Parties acknowledge, the Settling Parties agree, subject to approval by the Department of Telecommunication and Energy (“Department”), as follows:

ARTICLE 1: INTRODUCTION

1.1	On November 7, 2006, pursuant to G.L. c. 164, §94, Unitil filed its Notice of Intent to File Rate Schedule Changes, signifying its intent to file proposed rate schedule changes for its Gas Division. Unitil was planning to file an application for a general increase in rates designed to increase the distribution base rates for its Gas Division by $3.961 million for firm customers. The Company’s calculation of its increase in base rates used a test year ending December 31, 2005.

Settlement Agreement

November 29, 2006

1.2	In support of the terms of this Settlement Agreement, the Company files Exhibit FGE-1 (tariffs), Exhibit FGE-2 (redline tariffs), Exhibit FGE-3 (rate design),Exhibit FGE-4 (average bill impacts by class), and Exhibit FGE-5 (bill impacts by class at various usage levels).

1.3	In further support of this Settlement Agreement, the Company submits a copy of the exhibits and schedules prepared in support of its proposed rate case as Exhibit FGE-6.

1.4	This Settlement Agreement is intended to resolve only those issues as specified in Article 2 and Article 3.

ARTICLE 2: TERMS OF AGREEMENT

•	Distribution Base Rate Increase for Unitil’s Gas Division

2.1.	The Settling Parties agree that on January 1, 2007, Unitil shall increase its Gas Division’s distribution base rates on an annual basis by $1.2 million. The Settling Parties also agree that on November 1, 2007, Unitil shall increase its Gas Division’s distribution base rates on an annual basis by an additional $1 million. Distribution rates shall only increase in the manner specified in Article 2 until November 1 2007. Thereafter, Unitil’s Gas Division’s ddistribution rates will remain at the level set on November 1, 2007, as though set by order of the Department under G. L. c. 164, § 94.

2.2.	The Settling Parties agree that the increase in gas distribution base rates on January 1, 2007 and November 1, 2007 set forth above in article 2.1 shall be applied on an equal cents per therm basis to each rate class using 2005 test year

Settlement Agreement

November 29, 2006

weather normalized therms, except that the increase for the R-2 and R-4 rate classes shall reflect a 40% discount. The Gas Division’s distribution rates will include these increases, as well as the transfer of recovery of all subsidies relating to the low income discount from the Gas Division’s base rates to its Residential Assistance Adjustment Factor pursuant to Article 2.4. The Company will file compliance tariffs for the $1 million increase no later than 30 days prior to the effective date of November 1, 2007.

2.3.	The Settling Parties agree that as of January 1, 2007, until set again by the Department in a proceeding under G. L. c 164, §§ 93 or 94, that a return on equity (“ROE”) of 10.0 percent will be used for Unitil’s Gas Division and this ROE will be used for purposes of determining the Allowance for Funds Used During Construction (“AFUDC”), carrying costs, and the pension and PBOP reconciling mechanism.

2.4.	The Settling Parties agree that on January 1, 2007, Unitil shall transfer recovery of all subsidies relating to the low income discount from its Gas Division’s base rates to its Residential Assistance Adjustment Factor.

2.5.	For 2007 and 2008 the Settling Parties agree that Unitil’s Gas Division’s distribution rates shall be subject to adjustment for Exogenous Costs with identical regulatory requirements and formula as those ordered for Boston Gas

Settlement Agreement

November 29, 2006

Company in D.T.E. 03-40. Recovery of prudently incurred exogenous costs incurred on or before December 31, 2008 may continue after this date.

•	Newark Special Contract

2.6.	The Settling Parties agree that all transportation revenues Unitil received under the Special Contract for Firm Transportation of Gas between Unitil and Newark America, filed with the Department on July 7, 2005 (Docket DTE 05-GC-18), shall be retained and accounted for by the Company as gas distribution base revenues until Unitil’s next base rate case.

•	Pension and PBOP Recovery

2.7.	The Settling Parties agree that the Company shall continue to collect its pension/PBOP costs above the amount in base rates through its Pension/PBOP Adjustment Factor, pursuant to the reconciling mechanism approved by the Department in D.T.E. 04-48. The combined amount of pension/PBOP costs included in base rates for Unitil’s Gas Division is $202,272.

•	Service Quality Index

2.8.	The Parties agree that, for service quality performance beginning January 1, 2007, and until the Department approves a different SQI plan for Unitil, the Company’s Gas Division shall be subject to the revenue penalties and penalty offsets set forth in its current Service Quality Plan as approved by the Department in D.T.E 99-84.

Settlement Agreement

November 29, 2006

•	Customer Service Quality and Reliability Report Card

2.9.	The Settling Parties agree that Unitil will send to all customers an annual bill stuffer “report card” on the Company’s service quality performance for the previous year. The size, format and timing of the bill stuffer will be determined in consultation between Unitil and the Attorney General with the objective of minimizing any extra postage expense or other expense connected with sending out these bill stuffers.

•	Gas Supply Procurement Initiatives

2.10.	For the winter 2007/2008 heating season, Unitil shall work cooperatively with the Attorney General, and other interested groups, to evaluate the feasibility of developing and implementing a fixed-price gas supply option for residential and small commercial firm gas customers, and to develop a method for further review of natural gas procurements and possible modification for contracts of longer terms. Unitil’s current gas supply procurement program shall remain in place at this time.

•	Gas Supply Related Bad Debt Recovery

2.11.	The Settling Parties agree that as of January 1, 2007, the Company shall collect its actual gas supply-related bad debt expense as a component of the CGA in accordance with the recovery method approved by the Department in Docket DTE 05-GAF-P4/06-28.

Settlement Agreement

November 29, 2006

•	Appeal of DTE 05-GAF-P4/06-28

2.12.	The Settling Parties acknowledge that the Attorney General has filed an appeal in DTE 05-GAF-P4/06-28, and agree that the Company may continue to collect gas supply-related bad debt expense on a reconciling basis according to the terms of Department’s decision under appeal, until set aside, modified or declared unlawful by the Court. The Settling Parties also agree that no part of this Settlement Agreement shall be construed as a waiver, relinquishment or mooting of any right, issue or argument related to the appeal, and the Settling Parties specifically reserve all such rights, issues and arguments.

ARTICLE 3: CONDITIONS

3.1	This Settlement Agreement shall not be deemed in any respect to constitute an admission by any party that any allegation or contention in this proceeding is true or false. Except as specified in this Settlement Agreement to accomplish the customer benefit intended by this Settlement Agreement, the entry of an order by the Department approving the Settlement Agreement shall not in any respect constitute a determination by the Department as to the merits of any other issue raised in this proceeding.

3.2	The making of this Settlement Agreement establishes no principles and shall not be deemed to foreclose any party from making any contention in any future proceeding or investigation, except as to those issues and proceedings that are stated in this Settlement Agreement as being specifically resolved and terminated by approval of this Settlement Agreement.

Settlement Agreement

November 29, 2006

3.3	This Settlement Agreement is the product of settlement negotiations. The Settling Parties agree that the content of those negotiations (including any work papers or documents produced in connection with the negotiations) are confidential, that all offers of settlement are without prejudice to the position of any party or participant presenting an offer or participating in the discussion, and, except to enforce rights related to this Settlement Agreement or defend against claims made under this Settlement Agreement, that they will not use the content of those negotiations in any manner in these or other proceedings involving one or more of the parties to this Settlement Agreement, or otherwise.

3.4	The provisions of this Settlement Agreement are not severable. This Settlement Agreement is conditioned on its approval in full by the Department.

3.5	This Settlement Agreement is also contingent upon, and the Company warrants, the provision of accurate, truthful and updated information by the Company during the settlement negotiation process through the Department’s final order. Notwithstanding any other part of this Settlement Agreement to the contrary, this article 3.5 shall be binding on the Settling Parties upon execution of the Settlement Agreement.

3.6	If the Department does not approve the Settlement Agreement in its entirety by December 29, 2006, this filing shall be deemed to be withdrawn and shall not constitute a part of the record in any proceeding or used for any other purpose.

Settlement Agreement

November 29, 2006

3.7	To the extent permitted by law, the Department shall have its usual jurisdiction to implement the terms of this Settlement Agreement. Nothing in this Settlement Agreement, however, shall be construed to prevent or delay the Attorney General from pursuing any cause of action related to this Settlement Agreement in court under G.L. c. 93A or otherwise.

3.8	From time to time during the term of this Settlement Agreement, the Attorney General, orally or in writing, may request that the Company respond to not more than 20 informal information requests, including sub-parts, per calendar month regarding any matter related to this Settlement Agreement, the filing and subsequent compliance filings or any other rates, charges or tariffs, and the Company shall answer these information requests in a reasonably prompt manner, not to exceed 21 calendar days from issuance.

3.9	Under no circumstances shall: (1) any charge under this Settlement Agreement or tariffs promulgated under it recover costs that are collected by the Company more than once, or through some other rate, charge or tariff; or (2) any charge recover costs more than once in any other rate, charge or tariff collected by the Company. The Settling Parties acknowledge that the collection(s) described in this paragraph, unless fully refunded with interest, as soon as reasonably possible, shall constitute a breach of this Settlement Agreement when discovered and generally known, and be deemed to violate the involved tariffs.

3.10	Notwithstanding any provision in this Settlement Agreement to the contrary, no part of this Settlement Agreement shall be interpreted to interfere with the Attorney General’s rights to petition the Department under G.L. c. 164, § 93, or otherwise under law or regulation, for a review of the Company or any reason.

Settlement Agreement

November 29, 2006

The signatories listed below represent that they are authorized on behalf of their principals to enter into this Settlement Agreement.

FITCHBURG GAS AND COMPANY ELECTRIC LIGHT COMPANY D/B/A UNITIL	THOMAS F. REILLY ATTORNEY GENERAL OF MASSACHUSETTS

By its attorney,

/s/ Gary Epler	/s/ Joseph Rogers
Gary Epler	Joseph Rogers
Senior Counsel	Chief, Utilities Division
Unitil Service Corp.	Office of the Attorney General
6 Liberty Lane West	One Ashburton Place
Hampton, NH 03842	Boston, MA 02108-1598

Dated: November 29, 2006	Dated: November 29, 2006

Amendment to Settlement Agreement

December 1, 2006

COMMONWEALTH OF MASSACHUSETTS

DEPARTMENT OF TELECOMMUNICATIONS AND ENERGY

)
Fitchburg Gas and Electric Light Company	)	D.T.E 06-
)

AMENDMENT TO SETTLEMENT AGREEMENT

WHEREAS, Fitchburg Gas and Electric Light Company d/b/a Unitil (“Unitil” or “Company”) and the Attorney General of Massachusetts (the “Attorney General”) (collectively, the “Settling Parties”) seek to amend the Settlement Agreement dated November 29, 2006, in order to allow the Department of Telecommunications and Energy additional time to review, investigate and consider its merits;

NOW THEREFORE the Settling Parties agree to amend the Settlement Agreement as follows:

1) Section 2.1 is amended to provide that Unitil shall increase its Gas Division’s base rates by $1.2 million no later than February 1, 2007; and

2) Section 3.6 is amended to provide that “If the Department does not approve the Settlement Agreement in its entirety by January 31, 2007, this filing shall be deemed to be withdrawn and shall not constitute a part of the record in any proceeding or used for any other purpose.”

Amendment to Settlement Agreement

December 1, 2006

FITCHBURG GAS AND COMPANY ELECTRIC LIGHT COMPANY D/B/A UNITIL	THOMAS F. REILLY ATTORNEY GENERAL OF MASSACHUSETTS

By its attorney,

/s/ Gary Epler	/s/ Joseph Rogers
Gary Epler	Joseph Rogers
Senior Counsel	Chief, Utilities Division
Unitil Service Corp.	Office of the Attorney General
6 Liberty Lane West	One Ashburton Place
Hampton, NH 03842	Boston, MA 02108-1598

Dated: December 1, 2006	Dated: December 1, 2006